PROXY

DIFFUSION PHARMACEUTICALS INC.

Virtual Special Meeting of Stockholders
DATE OF MEETING August 15, 2023 at 9:00 a.m. Eastern Time

This Proxy is solicited on behalf of the Board of Directors of Diffusion Pharmaceuticals Inc.

The undersigned hereby appoints Robert J. Cobuzzi, Jr., Ph.D., and William Elder, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, in the manner described below, all of the shares of common stock of Diffusion Pharmaceuticals Inc. that the undersigned is entitled to vote at the special meeting of stockholders to be held at 9:00 a.m. Eastern Time on August 15, 2023 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The special meeting of stockholders will be held virtually. In order to attend the special meeting, you must register at www.viewproxy.com/DFFN/2023 by 11:59 p.m. Eastern Time on August 13, 2023. On the day of the special meeting, if you have properly registered, you may enter the special meeting by clicking on the link you will be provided, and the password you will receive, via email in your registration confirmation. Further instructions on how to register for, attend, and vote during the special meeting are contained in the accompanying proxy statement/prospectus/information statement in the section titled "*How does a Diffusion stockholder attend the special meeting of stockholders of Diffusion to be held? Does a Diffusion stockholder need to register in advance in order to attend the special meeting of stockholders of Diffusion?*"

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS BALLOT. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS WITH RESPECT TO PROPOSALS 1, 2, AND 3, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated, and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting:

The Proxy Statement is available at:
www.viewproxy.com/DFFN/2023

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3:

Proposal 1. To approve, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), (A) the issuance of shares of Diffusion Common Stock pursuant to the Merger, which will represent more than 20% of the shares of Diffusion Common Stock outstanding immediately prior to the Merger, and (B) the change of control resulting from the Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

Proposal 2. To approve an amendment to the certificate of incorporation of Diffusion, as amended, the form of which is attached as Annex B to the accompanying proxy statement/ prospectus/information statement, to effect a reverse stock split of outstanding Diffusion Common Stock (the "Reverse Split") at a ratio within a range of one new share for not less than 1.5 and not greater than 8 shares outstanding, at any time prior to December 31, 2023, the implementation and timing of which shall be subject to the discretion of Diffusion's board of directors and, if the Merger Agreement is still in effect at such time, with such ratio to be mutually agreed upon by Diffusion and EIP prior to the Effective Time, assuming both parties agree that the implementation of the Reverse Split is applicable and necessary to complete the Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3. To approve a postponement or adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date ______________________

Signature ______________________

Signature (if held jointly) ______________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. Please refer to the accompanying proxy statement/prospectus/information statement for definitions of the capitalized terms used in the proposals above.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Diffusion Pharmaceuticals Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

As a registered holder, you may vote your shares at the special meeting by first registering at http://viewproxy.com/DFFN/2023 using your Virtual Control Number below. Your registration must be received by 11:59 p.m. Eastern Time on August 14, 2023. On the day of the special meeting, if you have properly registered, you may log in to the special meeting by clicking on the link you will be provided, and the password you will receive, via email in your registration confirmation, and follow instructions to vote your shares. Please have your Virtual Control Number with you during the special meeting in order to vote. Further instructions on how to register for, attend, and vote at the special meeting are contained in the accompanying proxy statement/prospectus/information statement in the section titled "*How does a Diffusion stockholder attend the special meeting of stockholders of Diffusion to be held? Does a Diffusion stockholder need to register in advance in order to attend the special meeting of stockholders of Diffusion?*"

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone.



INTERNET

Vote Your Proxy on the Internet:
Go to www.fcrvote.com/DFFN

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Proxy by Phone:
Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.